Exhibit 99.01

NuStar Energy L.P. Reports Exceptional Fourth Quarter and Full-Year 2019 Earnings Results

Fourth Quarter Income from Continuing Operations Up 84 Percent Over Fourth Quarter of 2018

Full-Year 2019 Income from Continuing Operations Up 41 Percent Over Full-Year 2018

Fourth Quarter 2019 Results Exceed Consensus Estimates on Earnings Per Unit and Earnings Before Interest, Taxes, Depreciation and Amortization

Permian Crude System Volumes Exit 2019 at 460,000 Barrels Per Day; Average 475,000 Barrels Per Day in January; Expected to Exit 2020 at Over 550,000 Barrels Per Day

Corpus Christi Crude System More Than Doubles Volumes Handled in 2019 and Averages 613,000 Barrels Per Day in December

SAN ANTONIO, February 5, 2020 - NuStar Energy L.P. (NYSE: NS) today announced fourth quarter and full-year 2019 results that significantly exceeded results from the same periods in 2018. “Last year was, by all measures, a great year for NuStar,” said NuStar President and CEO Brad Barron. “Our results, across the board, demonstrate how well our employees executed on our 2019 plan."
NuStar reported income from continuing operations of $78 million for the fourth quarter of 2019, up $35 million or 84 percent from $43 million in the fourth quarter of 2018. Income from continuing operations for the full-year 2019 was $207 million, up $61 million or 41 percent from $146 million in 2018.
Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations were $196 million for the fourth quarter of 2019, up $42 million or 27 percent from $154 million for the fourth quarter of 2018. Full-year 2019 EBITDA from continuing operations were $668 million, up $71 million or 12 percent from $597 million in 2018.
Distributable cash flow (DCF) from continuing operations available to common limited partners was $107 million for the fourth quarter of 2019, up $23 million or 28 percent compared to $84 million in the fourth quarter of 2018. Full-year 2019 DCF from continuing operations available to common limited partners was $345 million, up $41 million or 14 percent compared to $304 million in 2018.
The distribution coverage ratio to common limited partners from continuing operations was 1.64 times for the fourth quarter of 2019 and 1.33 times for the year ended December 31, 2019.
"And, thanks in large part to our successful divestiture of the Caribbean terminal facility for net proceeds of $230 million in July, we finished 2019 with a debt-to-EBITDA ratio of 3.88 times, far better than the 4.05 times at the end of the fourth quarter of 2018, which puts NuStar under 4.0 times for the third consecutive quarter," said Barron.
2019 Capital Projects and Operational Impact
Barron noted that in 2019, NuStar announced an expected investment of between $500 and $550 million in its capital project plan. "We not only completed all those projects on time; we also completed them under budget," he said. "In total, we spent $467 million on strategic projects, which is 11 percent below the midpoint of the capital expenditure range we announced at the beginning of 2019."

He further noted that pipeline throughput volumes grew by an impressive 23 percent to an average of 1.8 million barrels per day (BPD) in the aggregate, and that NuStar transported a record 641 million barrels in 2019.
Barron noted that growth projects in NuStar's Permian Crude System also exceeded projections. "Last year we announced that we expected to reach 450,000 BPD in 2019, and we exited the year over 460,000 BPD," he said. "And although rig counts across the Permian Basin as a whole were down 17 percent in 2019, the rig count on our acreage was up 7 percent. Similarly, while the Permian Basin’s total throughput grew 18 percent in 2019, our system grew nearly twice as much, or 34 percent, in 2019."
Barron said capital investments in NuStar's Corpus Christi Crude System also led to record throughput volumes on that system. "By the end of 2019 we had more than doubled the volumes we handled at our Corpus Christi export facility, averaging 613,000 BPD of volumes in December, with over 70 percent going over the dock and the remaining 30 percent moving back up into the Corpus Christi refinery markets," he said. "Even with only a partial year’s benefit from our project completion there, we handled a record total of 149 million barrels in our Corpus Christi Crude System, which includes 92 million barrels moved over our docks at our North Beach facility.”
Permian Crude System and Beyond
“We are also off to a great start for 2020 in the Permian," Barron said. "With over 30 percent of the rigs in the Midland Basin residing on our Permian system, our throughput averaged 475,000 BPD in January, and February nominations continue to increase and have come in well ahead of our forecast. But our Permian Crude System is not the only part of our asset footprint that performed well in 2019.
“In the second quarter of 2019, we completed two strategic, low-capital expansions of our Wichita Falls crude pipeline; one to transport Permian barrels to local refiners from the Sunrise Pipeline expansion and another expansion project into Hewitt to deliver barrels to Plains for delivery into the Longview market. In August of 2019, we completed our project to connect our 16-inch South Texas crude pipeline to Cactus II and, in mid-August, we received the first shipment of Permian crude from Cactus II, the first of the three long-haul pipeline projects to transport WTI from the Permian Basin to Corpus Christi.
“September 4 was truly a banner day for NuStar as we brought three of our key 2019 pipeline projects into service in a single day. We completed the second stage of our Corpus Christi WTI export project and a new 8-mile, 30” pipeline from Taft to our Corpus Christi facility, as well as our project to double the capacity of our Valley pipeline to expand supply of refined products from Corpus Christi to the Rio Grande Valley and Northern Mexico, and phase one of our project to transport diesel from the Corpus Christi refining complex to our Nuevo Laredo terminal.
“We also had a record-breaking 2019 across our Central East Refined Products System, where we hit record numbers in December for butane blending, propane transportation and refined products movements.
"Additionally, our storage throughput volumes grew an impressive 36 percent in 2019, and we also saw solid contributions from our facility in St. James, where we expected activity at our unit train facility to ramp up from 20,000 barrels per month to 30,000 barrels per month by the end of 2019. But by year-end, our unit train activity exceeded that target, as we saw 43,000 barrels for the month in December, and we expect even higher numbers through 2020. In March, after completing a connection at our St. James facility, we also began receiving Bakken and Permian crude barrels from Bayou Bridge.
"And across our West Coast terminals, our teams executed on projects to develop the renewable fuels logistics network necessary for regional markets to achieve low-carbon fuel targets.”

2020 Full-Year Projections Remain Unchanged
With NuStar continuing to benefit from its 2019 capital investments and expansions, NuStar Executive Vice President and Chief Financial Officer Tom Shoaf noted that NuStar's 2020 range for full-year guidance remains unchanged. "We continue to expect NuStar’s 2020 EBITDA to be $715 to $765 million or an increase of about 11 percent at the midpoint over 2019 results from continuing operations,” he said.

	Three Months Ended December 31,		Year Ended December 31,		Projected for the Year Ended December 31, 2020
	2019	2018	2019	2018
	(thousands of dollars)
Income from continuing operations	$78,408	$42,570	$206,834	$146,375	$ 233,000 - 258,000
(Loss) income from discontinued operations, net of tax	—	(40,444)	(312,527)	59,419	—
Net income (loss)	$78,408	$2,126	$(105,693)	$205,794	$ 233,000 - 258,000

EBITDA from continuing operations	$196,407	$154,128	$667,582	$596,822	$ 715,000 - 765,000
EBITDA from discontinued operations	—	(32,073)	(303,922)	104,491	—
Total EBITDA	196,407	122,055	363,660	701,313	715,000 - 765,000
Impairment losses and loss on sale	—	43,366	340,780	43,366	—
Gain from hurricane insurance proceeds	—	—	—	(78,756)	—
Adjusted EBITDA	$196,407	$165,421	$704,440	$665,923	$ 715,000 - 765,000

Conference Call Details
A conference call with management is scheduled for 9:00 a.m. CT today, February 5, 2020. The conference call may be accessed by dialing toll-free 844/889-7787, reservation passcode 3188945. International callers may access the conference call by dialing 661/378-9931, reservation passcode 3188945. The Partnership intends to have a playback available following the conference call, which may be accessed by dialing toll-free 855/859-2056, reservation passcode 3188945. International callers may access the playback by dialing 404/537-3406, reservation passcode 3188945. The playback will be available until 12:00 p.m. CT on March 6, 2020.
Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at https://edge.media-server.com/mmc/p/4sfhiy8m or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.
The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com.
NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation. NuStar currently has approximately 9,900 miles of pipeline and 74 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids. The partnership’s combined system has approximately 74 million barrels of storage capacity, and NuStar has operations in the United States, Canada and Mexico. For more information, visit NuStar Energy L.P.’s website at www.nustarenergy.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2018 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit, Per Unit and Ratio Data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Statement of Income Data:
Revenues:
Service revenues	$317,410	$267,193	$1,148,167	$1,045,130
Product sales	82,284	106,944	349,854	475,132
Total revenues	399,694	374,137	1,498,021	1,520,262
Costs and expenses:
Costs associated with service revenues:
Operating expenses	107,324	95,481	404,682	378,962
Depreciation and amortization expense	68,423	63,576	264,564	247,288
Total costs associated with service revenues	175,747	159,057	669,246	626,250
Cost of product sales	68,193	97,266	321,644	449,613
General and administrative expenses	29,492	28,916	107,855	100,067
Other depreciation and amortization expense	2,206	2,215	8,360	8,604
Total costs and expenses	275,638	287,454	1,107,105	1,184,534
Operating income	124,056	86,683	390,916	335,728
Interest expense, net	(46,184)	(44,307)	(183,070)	(184,398)
Other income, net	1,722	1,654	3,742	5,202
Income from continuing operations before income tax expense	79,594	44,030	211,588	156,532
Income tax expense	1,186	1,460	4,754	10,157
Income from continuing operations	78,408	42,570	206,834	146,375
(Loss) income from discontinued operations, net of tax	—	(40,444)	(312,527)	59,419
Net income (loss)	$78,408	$2,126	$(105,693)	$205,794

Basic and diluted net income (loss) per common unit:
Continuing operations	$0.40	$0.07	$0.60	$(3.34)
Discontinued operations	—	(0.38)	(2.90)	0.57
Total net income (loss) per common unit	$0.40	$(0.31)	$(2.30)	$(2.77)

Basic weighted-average common units outstanding	108,091,736	107,117,562	107,789,030	99,490,495

Other Data (Note 1):
EBITDA from continuing operations	$196,407	$154,128	$667,582	$596,822
DCF from continuing operations available to common limited partners	$107,119	$83,802	$345,278	$303,675
Distribution coverage ratio from continuing operations	1.64x	1.30x	1.33x	1.22x
Consolidated Debt Coverage Ratio	n/a	n/a	3.88x	4.05x

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Pipeline:
Crude oil pipelines throughput (barrels/day)	1,462,784	959,041	1,198,813	876,655
Refined products and ammonia pipelines throughput (barrels/day)	601,505	562,773	557,532	557,044
Total throughput (barrels/day)	2,064,289	1,521,814	1,756,345	1,433,699
Throughput and other revenues	$193,913	$161,156	$701,830	$611,065
Operating expenses	51,922	46,348	202,359	184,427
Depreciation and amortization expense	43,345	39,907	166,991	153,943
Segment operating income	$98,646	$74,901	$332,480	$272,695
Storage:
Throughput (barrels/day)	656,000	354,567	464,571	341,396
Throughput terminal revenues	$43,054	$21,857	$114,243	$83,157
Storage terminal revenues	83,309	85,514	339,758	360,431
Total revenues	126,363	107,371	454,001	443,588
Operating expenses	55,402	49,133	202,323	194,535
Depreciation and amortization expense	25,078	23,669	97,573	93,345
Segment operating income	$45,883	$34,569	$154,105	$155,708
Fuels Marketing:
Product sales	$79,439	$105,628	$342,215	$465,651
Cost of goods	67,520	96,696	318,869	446,707
Gross margin	11,919	8,932	23,346	18,944
Operating expenses	694	620	2,768	2,980
Segment operating income	$11,225	$8,312	$20,578	$15,964
Consolidation and Intersegment Eliminations:
Revenues	$(21)	$(18)	$(25)	$(42)
Cost of goods	(21)	(50)	7	(74)
Total	$—	$32	$(32)	$32
Consolidated Information:
Revenues	$399,694	$374,137	$1,498,021	$1,520,262
Costs associated with service revenues:
Operating expenses	107,324	95,481	404,682	378,962
Depreciation and amortization expense	68,423	63,576	264,564	247,288
Total costs associated with service revenues	175,747	159,057	669,246	626,250
Cost of product sales	68,193	97,266	321,644	449,613
Segment operating income	155,754	117,814	507,131	444,399
General and administrative expenses	29,492	28,916	107,855	100,067
Other depreciation and amortization expense	2,206	2,215	8,360	8,604
Consolidated operating income	$124,056	$86,683	$390,916	$335,728

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Note 1: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating, (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions and (iii) they highlight the impact of significant transactions. We may also adjust these measures or calculate them based on continuing operations, to enhance the comparability of our performance across periods.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses EBITDA, DCF and a distribution coverage ratio, which is calculated based on DCF, as some of the factors in its compensation determinations. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income, or for any periods presented reflecting discontinued operations, income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP.
The following is a reconciliation of income from continuing operations to EBITDA from continuing operations, DCF from continuing operations and distribution coverage ratio from continuing operations.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Income from continuing operations	$78,408	$42,570	$206,834	$146,375
Interest expense, net	46,184	44,307	183,070	184,398
Income tax expense	1,186	1,460	4,754	10,157
Depreciation and amortization expense	70,629	65,791	272,924	255,892
EBITDA from continuing operations	196,407	154,128	667,582	596,822
Interest expense, net	(46,184)	(44,307)	(183,070)	(184,398)
Reliability capital expenditures	(23,213)	(8,954)	(43,598)	(26,986)
Income tax expense	(1,186)	(1,460)	(4,754)	(10,157)
Long-term incentive equity awards (a)	3,743	2,892	11,389	8,650
Preferred unit distributions	(30,424)	(30,424)	(121,693)	(92,540)
Other items	7,976	11,927	19,422	13,425
DCF from continuing operations	$107,119	$83,802	$345,278	$304,816
Less DCF from continuing operations available to general partner	—	—	—	1,141
DCF from continuing operations available to common limited partners	$107,119	$83,802	$345,278	$303,675

Distributions applicable to common limited partners	$65,128	$64,336	$259,136	$248,705
Distribution coverage ratio from continuing operations (b)	1.64x	1.30x	1.33x	1.22x

(a)
We intend to satisfy the vestings of these equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(b)	Distribution coverage ratio is calculated by dividing DCF available to common limited partners by distributions applicable to common limited partners.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars)

The following is a reconciliation of net income (loss) to EBITDA and adjusted EBITDA; therefore, the reconciling items include activity from continuing and discontinued operations on a combined basis.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$78,408	$2,126	$(105,693)	$205,794
Interest expense, net	46,184	44,704	183,038	186,237
Income tax expense	1,186	930	4,855	11,408
Depreciation and amortization expense	70,629	74,295	281,460	297,874
EBITDA	196,407	122,055	363,660	701,313
Impairment losses and loss on sale (a)	—	43,366	340,780	43,366
Gain from hurricane insurance proceeds (b)	—	—	—	(78,756)
Adjusted EBITDA	$196,407	$165,421	$704,440	$665,923

(a)
Represents non-cash impairment losses associated with long-lived assets and goodwill at our St. Eustatius terminal, as well as the losses on the sales of the St. Eustatius terminal in September 2019 and the European operations in November 2018.

(b)	Represents the gain for insurance proceeds received related to hurricane damage at our St. Eustatius terminal.

The following is a reconciliation of net income to EBITDA.

Projected for the Year Ended December 31, 2020
Net income	$ 233,000 - 258,000
Interest expense, net	190,000 - 200,000
Income tax expense	2,000 - 7,000
Depreciation and amortization expense	290,000 - 300,000
EBITDA	$ 715,000 - 765,000

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
The following is the reconciliation for the calculation of our Consolidated Debt Coverage Ratio, as defined in our revolving credit agreement (the Revolving Credit Agreement). The reconciliation of net (loss) income to EBITDA includes reconciling items from continuing and discontinued operations on a combined basis.

	Year Ended December 31,
	2019	2018
Net (loss) income	$(105,693)	$205,794
Interest expense, net	183,038	186,237
Income tax expense	4,855	11,408
Depreciation and amortization expense	281,460	297,874
EBITDA	363,660	701,313
Other income (a)	(3,742)	(39,876)
Equity awards (b)	13,753	10,646
Pro forma effect of dispositions (c)	303,922	(20,458)
Material project adjustments and other items (d)	74,681	14,258
Consolidated EBITDA, as defined in the Revolving Credit Agreement	$752,274	$665,883

Total consolidated debt	$3,360,640	$3,143,240
NuStar Logistics' floating rate subordinated notes	(402,500)	(402,500)
Proceeds held in escrow associated with the Gulf Opportunity Zone Revenue Bonds	(41,476)	(41,476)
Consolidated Debt, as defined in the Revolving Credit Agreement	$2,916,664	$2,699,264

Consolidated Debt Coverage Ratio (Consolidated Debt to Consolidated EBITDA)	3.88x	4.05x

(a)	Other income is excluded for purposes of calculating Consolidated EBITDA, as defined in the Revolving Credit Agreement.

(b)	This adjustment represents the non-cash expense related to the vestings of equity-based awards with the issuance of our common units.

(c)
This adjustment represents the pro forma effects of dispositions, as if we had completed the sale of the St. Eustatius operations on January 1, 2019 and the sale of the European operations on January 1, 2018.

(d)	This adjustment represents a percentage of the projected Consolidated EBITDA attributable to any Material Project and other noncash items, as defined in the Revolving Credit Agreement.